EXHIBIT 23.1



COOPERS                                           Coopers & Lybrand L.L.P.
& LYBRAND

                                                  a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Biscayne Apparel, Inc. 1997 Stock Option Plan of our report dated March 7, 1997, except for Note 7, for which the date is March 24, 1997, with respect to the consolidated financial statements and schedules of Biscayne Apparel, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                           /s/ COOPERS & LYBRAND L.L.P.
                                           -------------------------------
                                           Coopers & Lybrand L.L.P.



Parsippany, New Jersey
September 5, 1997